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                                                        Exhibit 10.3

                       THE MUSIC CONNECTION CORPORATION
                       1430 SPRING HILL ROAD SUITE 200
                            MCLEAN, VIRGINIA 22102
                       (703) 821-3966 FAX (703) 790-0370



                               January 23, 1997


Mr. Irwin H. Steinberg
IHS Corporation
One Lincoln Plaza, Apt. 33D
New York, NY 10023

Dear Mr. Steinberg:

On behalf of the MUSIC CONNECTION CORPORATION (TMC), I am pleased to offer you a position as Vice Chairman of the Board of Directors of TMC, and a two year consulting contract with IHS Corporation in accordance with the terms of this letter.

Beginning with your acceptance of this offer, you agree to serve as Vice Chairman of the Board of Directors and consultant to TMC with the primary responsibility for obtaining agreements from major record companies to furnish their music repertoire to TMC for its newly launched custom music CD service called "Music Maker". Your services will be non-exclusive to us except that you will not consult with any competitor of the Company engaged in providing a custom music CD service on the Web.

For your services as a consultant, you will earn a fee at the rate of $1,200 per day or part thereof actually spent performing services for TMC. TMC will guarantee you a minimum of 5 days compensation per calendar month, prorated for any partial month. The minimum guarantee of $6000 per month will be paid on the 1st of each month and for days in excess of the minimum, the fee will be paid upon billing. In addition to the foregoing fees, TMC will reimburse you for reasonable expenses incurred by you in performing the consulting services. Said reimbursement will be made currently upon submission by you of invoices supported by such receipts or other supporting documentation as TMC may reasonably request. The first $6,000.00 payment to be paid on 2/1/97.

                                       1
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Upon your acceptance of this agreement, you will be immediately entitled to purchase, upon payment of $1,000, a total of 100,000 shares of common stock of TMC representing approximately 2 percent equity interest in TMC. The stock will be issued directly to Irwin Steinberg. This 2 percent interest (100,000 shares of common stock) is based upon the present capitalization of TMC and will be subject to the same dilution as all other present interests in TMC in connection with any future private or public offering. It is mutually understood that TMC is now preparing to raise $5-10 million dollars through a public or private offering of stock. If you should leave the service of TMC (whether as a consultant or Vice Chairman) within the first year following your purchase of said TMC shares, then you shall be obligated to resell all of said shares to TMC at the same price you paid for them. During the second year, one-half of your shares will be subject to this restriction. After two years, this restriction will lapse as to all shares. Your right to purchase TMC shares and your resale obligations with respect thereto shall apply to the equivalent equity interest in TMC resulting from any merger, consolidation, reorganization, stock split, stock dividend, liquidating distribution, or other change in the capitalization. Any piggy back rights or other special registration rights granted to the other founders of TMC will also be granted to you.

As a bonus incentive to obtain repertoire from major music labels, TMC is prepared to issue you 25,000 stock options at fair market price at the time of grant for each major label for which you successfully complete an agreement for mutually agreeable (based on quality and quantity of recognizable hit tunes) music repertoire and issue you 10,000 stock options for each independent label you successfully complete an agreement. In lieu of the bonus stock options, at your choice, you may receive a bonus of $ 25,000 and $ 10,000 respectively for each major and/or independent label which you complete an agreement for music repertoire. The stock options will be issued pursuant to TMC's employee stock option plan which is based on 3 year vesting.

In addition to your consulting agreement, you agree to become Vice Chairman of the Board of Directors of TMC. You will be expected to attend a minimum of 4 Board meetings per year and you will be entitled to receive $ 1,200 per day plus reasonable expenses. It is planned that Board meetings will be held in either New York or Washington DC (McLean, Va.). It is planned that TMC will obtain Director and Officer (D&O) insurance for the directors and officers of TMC.

If these terms are acceptable to you, please countersign this letter and return it to me, and this will constitute a contract between us.


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                             Very Truly Yours,


                             The Music Connection Corporation


                             By /s/ Robert P. Bernardi
                               ---------------------------------
                               Robert P. Bernardi
                               Chairman & CEO

Accepted:

By /s/ Irwin H. Steinberg
  -----------------------------
  Irwin H. Steinberg, President
  IHS Corporation

Date: 1/28/97
     --------------------------


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                   AMENDMENT TO AGREEMENT OF JANUARY 23, 1997


This AMENDMENT, dated January 1, 1998, amends the existing Agreement dated
     January 23, 1997, between THE MUSIC CONNECTION and IRWIN H. STEINBERG, doing business as (dba) THE I.H.S. CORP. as follows:

1. As of January 1, 1998, compensation by THE MUSIC CONNECTION to IRWIN H. STEINBERG, dba THE I.H.S. CORP. is to be $9,000.00 per month rather than the previously agreed-upon amount of $6,000 per month.

2. As of January 1, 1998, IRWIN H. STEINBERG, dba THE I.H.S. CORP. is to provide to THE MUSIC CONNECTION fifteen (15) days of service per month rather than the previously agreed-upon five (5) days per month.

3. This Amendment extends the relationship between IRWIN H. STEINBERG, dba THE I.H.S. CORP. and THE MUSIC CONNECTION from the previously agreed-upon termination date of January 23, 1999, to a new termination date of January 23, 2000.

ACKNOWLEDGED AND ACCEPTED:                        ACKNOWLEDGED AND ACCEPTED:

/s/ Robert Bernardi                               /s/ Irwin H. Steinberg
-------------------------------                   ------------------------------
Robert Bernardi, Chairman                         Irwin H. Steinberg, dba
THE MUSIC CONNECTION                              THE I.H.S. CORP.

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                              Irwin Hugh Steinberg
                            Dominique Moyse Steinberg



One Lincoln Plaza
New York, NY 10023                                            (212) 874-7325


August 28, 1998


Mr. Robert Bernardi, Chairman
The Music Connection
1831 Wiehle Avenue
Reston, Virginia 20190

Dear Bob:

I am awaiting the 280,000 warrants which will replace my 280,000 ISO's.

Thus, this letter confirms that (1) the part of my contract with The Music Connection that relates to stock incentives for each license achieved will cease with the issuance of an additional 100,000 warrants and (2) an addendum to that agreement will be forwarded to you bearing my signature.

Given below are the names and warrant amounts for the above-described additional warrants due under my contract, as agreed, totalling 100,000. Please issue them as follows:

Issue to:                     # Warrants            Address
---------                     ----------            -------

Dominique M. Steinberg         25,000           One Lincoln Plaza
                                                New York, NY 10023
                                                (212) 874-7325
Beth Steinberg Wickham         25,000           65191 Highland
                                                Bend, Or 97701
                                                (541) 385-5947
Mark L. Steinberg              25,000           1508 Sunnyside
                                                Chicago, Il 60657
                                                (773) 561-9495
Steven J. Steinberg            25,000           943 S. Masselin
                                                Los Angeles, Ca 90036
                                                (213) 933-3426

Sincerely,

/s/ Irwin H. Steinberg
----------------------------
Irwin H. Steinberg
IHS/dhm
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                              Irwin Hugh Steinberg
                            Dominique Moyse Steinberg


One Lincoln Plaza
New York, NY 10023                                            (212) 874-7325


August 31, 1998


Mr. Robert Bernardi, Chairman
The Music Connection
1831 Wiehle Avenue, Suite 128
Reston, Virginia 20190

Dear Bob:

You have received my fax of 8/28/98 (a copy of which follows this fax, pertaining to my agreement of 1/23/97 as amended on 1/1/98.

With the action taken re the 280,000 ISO's and the additional 100,000 warrants to be issued as described in that fax of 8/28/98, so much of the above-noted agreement that pertains to the issuance of incentive options is hereby cancelled.

Would you please acknowledge this by returning a signed copy of this letter to me.

Sincerely,

/s/ Irwin H. Steinberg

Irwin H. Steinberg
IHD/dhm

                                            ACKNOWLEDGED:

                                            ---------------------------------
                                            ROBERT BERNARDI, CHAIRMAN
                                            THE MUSIC CONNECTION


                                            Dated:
                                                  ---------------------------